UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 25, 2005

Belden & Blake Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-20100	34-1686642
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5200 Stoneham Road, North Canton, Ohio		44720
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-499-1660

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

We have an International Swap Dealers Agreement Master Agreement (the "ISDA Agreement") with J. Aron & Company related to our oil and natural gas commodity hedges. On February 25, 2005, J. Aron & Company waived the requirement to provide the reserve report within sixty days of year-end. The waiver, which is attached as exhibit 10.1, is for a thirty-day period ending March 31, 2005.

Item 8.01. Other Events.

Wright & Company, Inc. ("Wright"), independent petroleum consultants, has informed us that their independent report of our estimated proved oil and gas reserves as of December 31, 2004 will not be completed by the mutually agreed upon date of March 1, 2005. We have provided to Wright all information requested to prepare the report. Wright has indicated it needs additional time to evaluate the geological and engineering data and has stated that it believes that it will be able to issue their independent reserve report by March 15, 2005. After we receive the independent reserve report from Wright, and fully analyze the results, we plan to host a conference call to discuss the report.

Our Credit and Guaranty Agreement dated as of July 7, 2004 and amended as of July 22, 2004 (the "Credit Agreement") has a covenant requiring that a reserve report be provided to the lenders within sixty days of year-end which is to be prepared by Wright or another independent petroleum engineer of recognized national standing. The Credit Agreement also requires us to notify the administrative agent within sixty-five days of year end of any changes of more than ten percent of the aggregate volume of proved reserves during the fourth quarter of such year as shown in the reserve report.

As a result of the delay in receiving the reserve report from Wright, we will not be in compliance with these provisions of the Credit Agreement. However, the Credit Agreement provides that non-compliance with these provisions does not result in an event of default if such non-compliance is remedied or waived within thirty days. If an event of default occurs because we have not complied with these provisions within the thirty-day cure period, the lenders under the Credit Agreement will have the right to terminate the loan commitments and accelerate all amounts due thereunder.

If we receive the report from Wright within the thirty-day cure period, as Wright has stated it believes it will be able to do, the delay will not result in an event of default under the Credit Agreement. We will seek appropriate waivers if we do not receive the report as anticipated.

The ISDA Agreement with J. Aron & Company contains a similar requirement to provide the reserve report within sixty days. On February 25, 2005, J. Aron & Company waived the requirement to provide the reserve report within sixty days of year-end. The waiver is for a thirty-day period ending March 31, 2005. If the reserve report is not delivered by March 31, 2005, J. Aron & Company will have the right to terminate the ISDA Agreement.

The indenture for the $192,500,000 of 8.75% Senior Secured Notes due 2012 does not contain a reserve report requirement; however, acceleration of the amounts due under the Credit Agreement or termination of the ISDA Agreement would constitute an event of default under the indenture.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 10.1: ISDA Master Agreement Waiver Letter

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Belden & Blake Corporation

March 1, 2005	By:	Robert W. Peshek

Name: Robert W. Peshek
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	ISDA Master Agreement Waiver Letter